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                                                                   EXHIBIT 10.14

                             DLJ CAYMAN ISLANDS LDC
                           P.O. Box 707, West Bay Road
                               Grand Cayman B.W.I.

                       AMENDED AND RESTATED LOAN AGREEMENT

        This LOAN AGREEMENT is amended and restated as of November 3, 2000, by and between LIBERTY PCS TRUST (the "BORROWER") and DLJ CAYMAN ISLANDS, LDC, a Cayman Islands company (the "LENDER").

        WHEREAS, the Borrower and the Lender have entered into a Loan Agreement (the "INITIAL LOAN AGREEMENT") dated as of September 29, 2000, which they are amending and restating as of the date hereof;

        WHEREAS, the Borrower has applied to the Lender for a loan in an aggregate principal amount not exceeding $303,000,000 (the "MAXIMUM AMOUNT") and the Lender is willing to make such loan to the Borrower, subject to the terms and conditions hereinafter set forth;

        WHEREAS, prior to September 29,2000, the Lender credited $4,000,000 in immediately available funds to or at the direction of the Borrower;

        WHEREAS, on September 29,2000, the Lender credited $31,000,000 in immediately available funds to or at the direction of the Borrower;

        WHEREAS, the aggregate principal amount outstanding under the Initial Loan Agreement is $35,002,811;

        NOW, THEREFORE, in consideration of the premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree to amend and restate the Initial Loan Agreement in its entirety as follows:

                                    ARTICLE 1

                                  DEFINED TERMS

        Capitalized terms used herein without definition shall have the meanings set forth in the Option Agreement. Additionally, the following terms shall have the following meanings:

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        "CONFIRMATION" shall mean the Confirmation dated as of June 29,2000 documenting a share option transaction entered into among Borrower, Lender and Donaldson, Lufkin & Jeurette Securities Corporation, as agent.

        "DEFAULT" shall mean any event, condition or circumstance which, with the giving of notice or the passage of time or both, would become an Event of Default.

        "DEFAULT RATE" shall mean, for the purposes of this Loan Agreement, LIBOR Rate plus 2% per annum

        "DRAW" shall mean (i) with respect to the Initial Drawing Date, the Initial Draw and (ii) with respect to a Drawing Date other than the Initial Drawing Date, the amount specified by the Borrower in the relevant Notice of Borrowing to the Lender.

        "DRAWING DATE" shall mean the latest to occur of (i) the Initial Drawing Date and (ii) from the time that each subsequent Draw is made hereunder during the Revolving Credit Period, the drawing date with respect to such subsequent Draw specified by the Borrower in the relevant Notice of Borrowing to the Lender.

        "EVENT OF DEFAULT" shall mean (i) any Termination Event or Event of Default under the Option Agreement (taking into consideration any amendments to any Credit Support Documents under the Option Agreement), (ii) failure of the Borrower to pay when due any principal of, or interest on, the Loan or any other amount payable by the Borrower hereunder or under the Security Documents,
(iii) failure of the Borrower to observe or perform any agreement hereunder or under the Security Documents and (iv) any representation hereunder or under the Security Documents being untrue in any material respect as of the time such representation is made or deemed to have been made.

        "INITIAL DRAW" shall mean $31,000,000, the amount of the Loan disbursed by the Lender on the Initial Drawing Date.

        "INITIAL DRAWING DATE" shall mean September 29, 2000

        "INITIAL PAYMENT DATE" shall mean the last day of each Interest period.

        "INTEREST PERIOD" shall mean the period commencing on each Drawing Date or Prepayment Date, as the case may be (or, in the case of subsequent Interest Periods, on the last day of the preceding Interest Period), and ending on the numerically corresponding day (or if there is no corresponding day, the last

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day) in the following calender month (or, if a successive Drawing Date or
Prepayment Date has occurred before such day, such successive Drawing Date of Prepayment Date, as the case may be), PROVIDED, HOWEVER, that (x) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calender month, in which case such Interest Period shall end on the next preceding Business Day, and (y) the final Interest Period shall end on the Maturity Date. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

        "INTEREST RATE" shall mean LIBOR Rate in respect of each Rate Determination Date.

        "LIBOR RATE" means, with respect to any Rate Determination Date, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such service, or any successor to or substitute for such service, providing rate quotations comparable to those currently provided on such page of the Telerate Service, as determined by Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11.00A.M., London time, two Business Days prior to such Rate Determination Date, as the rate for dollar deposits with a maturity of thirty (30) days, PROVIDED that if any such day is not a London Banking Day, the LIBOR Rate for such day shall be the LIBOR Rate for the immediately succeeding London Banking Day.

        "LOAN" means the loan made by the Lender to the Borrower hereunder pursuant to Section 2.02 in an aggregate principal amount equal to the Outstanding Balance.

        "LOAN GUARANTY" shall mean the Guaranty dated as of September 29, 2000 between Liberty Media Corporation and DLJ Cayman Islands, LDC, acting through its agent, Donaldson Lufkin & Jenrette Securities Corporation.

        "LONDON BANKING DAY" means any day on which dealings in U.S. dollar deposits are transacted in the London interbank market.

        "MATURITY DATE" shall mean the Expiration Date of Tranche B pursuant to the Confirmation or any earlier date upon which the Note may become due and payable pursuant to Article 6 hereof.

        "MAXIMUM AMOUNT" shall have the meaning specified in the recitals hereof.

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        "NOTE" shall mean a promissory note of the Borrower executed and delivered as provided in Section 2.03, substantially in the form of Exhibit A.

        "NOTICE OF BORROWING" shall have the meaning specified in
Section 2.02(c).

        "NOTICE OF PREPAYMENT" shall have the meaning specified in Section 2.08.

        "OPTION AGREEMENT" shall have the meaning ascribed to the term "Agreement" in the Confirmation.

        "OUTSTANDING BALANCE" means the principal amount of the Loan as may be outstanding from time to time hereunder.

        "PREPAYMENT DATE" shall have the meaning specified in Section 2.08.

        "PRIOR AMOUNT" shall have the meaning specified in Section 2.02(b).

        "PRIOR INTEREST" shall have the meaning specified in Section 2.02(b).

        "RATE DETERMINATION DATE" means, in respect of any Interest Payment Date, the immediately preceding Interest Payment Date (or in the case of the first Interest Payment Date, the Initial Drawing Date).

        "REVOLVING CREDIT PERIOD" means the period from and including the Initial Drawing Date to but excluding the Maturity Date.

        "SECURITY AGREEMENT" shall mean the Amended and Restated Security Agreement dated as of September 29, 2000 among the Borrower, the Lender and Wilmington Trust Company.

        "SECURITY DOCUMENTS" shall mean the Security Agreement and the Loan Guaranty.

        "STOCK LENDING AGREEMENT" shall mean any stock lending agreement entered into by and between the Lender or any of its affiliates and the Borrower, including Wilmington Trust Company, as Agent of the Borrower.

        "TRANSACTION DOCUMENTS" shall mean (i) the Loan Guaranty, (ii) an Acknowledgment and Consent duly executed by each beneficial owner of the Borrower each in the form of Exhibit B hereto, (iii) the Stock Lending Agreement and (iv) each of the documents included in the term "Transaction Documents" as defined in the Confirmation.

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                                    ARTICLE 2

                                      LOAN

        SECTION 2.01. AVAILABILITY. Subject to the terms and conditions herein set forth, the Lender agrees to make a Loan to the Borrower, and the Borrower agrees to drawdown the Draw, on the Drawing Date.

        SECTION 2.02. DRAWDOWNS. (a) On the Initial Drawing Date, the Lender credited the Initial Draw, in immediately available funds, to or at the direction of the Borrower.

        (b) Prior to the Initial Drawing Date, the Lender credited $4,000,000 (the "PRIOR AMOUNT") in immediately available funds, to or at the direction of the Borrower. The Borrower, as of the Initial Drawing Date, owed the Lender $2,811 in accrued interest on the Prior Amount (the "PRIOR INTEREST"). On the Initial Drawing Date, the Prior Amount and the Prior Interest were deemed thereafter to be a portion of the outstanding principal amount of the Loan hereunder. As of the date hereof, the Outstanding Balance of the Loan is $35,002,811 (which amount does not include accrued but unpaid interest as of the date hereof).

        (c) During the Revolving Credit Period, the Borrower may, from time to time, select any date to be a successive Drawing Date by notice (the "NOTICE OF BORROWING") given to the Lender not later than the fifth Business Day preceding the successive Drawing Date so designated. In the Notice of Borrowing, the Borrower shall notify the Lender of the amount of the Draw to be made on such Drawing Date; PROVIDED, HOWEVER, that immediately following and giving effect to such Draw, the Outstanding Balance shall not be greater than the Maximum Amount. On the Drawing Date, the Lender shall credit the Draw, in immediately available funds, to the Borrower; PROVIDED, HOWEVER, that the amount so credited shall be reduced by any accrued and unpaid interest on the Outstanding Balance as of such Drawing Date.

        SECTION 2.03. NOTE. The Loan shall be evidenced by the Note duly executed on behalf of the Borrower, dated the date hereof, with the blanks appropriately filled in, payable to the Lender in a principal amount equal to the Outstanding Balance of the Loan hereunder. The Note shall bear interest from the Initial Drawing Date on the Outstanding Balance as set forth in Section 2.04.

        SECTION 2.04. INTEREST. Subject to the provisions of Section 2.06, the Loan shall bear interest (computed on the basis of a 30-day month and a 360-day year) from the Initial Drawing Date to the Maturity Date at a variable rate per annum equal to the Interest Rate determined by the Lender from time to time in the manner set forth herein. Interest on the Loan shall be payable on each

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applicable Interest Payment Date. LIBOR Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error. Lender shall promptly advise the Borrower of such determination.

        SECTION 2.05. REPAYMENT. The Borrower shall repay the Loan, together with accrued interest computed as set forth in Section 2.04, on the Maturity Date.

        SECTION 2.06. DEFAULT INTEREST. If the Borrower defaults in the payment of the principal of or interest on the Loan or any other amount becoming due hereunder, by acceleration or otherwise, the Borrower shall on demand from time to time pay interest, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment at the Default Rate.

        SECTION 2.07. PAYMENTS. The Borrower shall make each payment to the Lender hereunder not later than 12:00 noon, New York City time, on the day when due in U.S. dollars in immediately available funds to the Lender's account specified in the Option Agreement.

        SECTION 2.08. PREPAYMENT OF LOAN. The Borrower shall have the right, on 5 Business Days' prior written notice to the Lender (the "NOTICE OF PREPAYMENT"), to prepay the Loan or any part thereof by paying the Outstanding Balance of the Loan or any part thereof together with interest accrued thereon to the date of prepayment specified therein (the "PREPAYMENT DATE").

        SECTION 2.09. RESERVE REQUIREMENTS; CHANGE IN CIRCUMSTANCES. (a) Notwithstanding any other provision herein, if after the date of this Loan Agreement any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to the Lender or of the principal of or interest on the Loan or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of the Lender by the jurisdiction in which the Lender is organized or has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender or shall impose on the Lender or the London interbank market any other condition affecting this Loan Agreement, and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining the Loan or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise) in respect thereof by an amount deemed by the Lender to be material, then the Borrower will pay to the Lender within sixty days after receipt of the

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certificate specified in Section 2.09(b) such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

        (b) A certificate of the Lender setting forth such amount or amounts as shall be necessary to compensate it as specified in Section 2.09(a) shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within sixty days after its receipt of the same.

        SECTION 2.10. CHANGE IN LEGALITY. Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in interpretation thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for the Lender to maintain the Loan or to give effect to its obligations as contemplated hereby, then, by written notice to the Borrower, the Lender may require that the Loan be repaid immediately or on such later date as the Lender specifies.

        SECTION 2.11. INDEMNITY. The Borrower shall indemnify the Lender against any loss or reasonable expense which the Lender may sustain or incur as a consequence of (a) any failure by the Borrower to fulfill on the Drawing Date the applicable conditions set forth in Article 4, (b) payment or prepayment of the Loan required by any other provision of this Loan Agreement or otherwise made on a date other than the last day of an Interest Period, (c) any default in the payment or prepayment of the Outstanding Balance of the Loan or any part thereof or interest accrued thereon, as and when due and payable, or (d) the occurrence of any Event of Default, including any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain the Loan or any part thereof. A certificate of the Lender setting forth any amount or amounts which the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such statement within five days after receipt of the same.

        SECTION 2.12. TAXES. (a) Any and all payments by the Borrower under this Loan Agreement and the Note shall be made free and clear of and without deduction or withholding for, or on account of, any and all current or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities (including penalties, interest and additions to tax) with respect thereto imposed by any government or other taxing authority thereof or therein ("TAXES"), EXCLUDING income and withholding taxes, branch profits taxes, franchise taxes or similar taxes imposed on the Lender (or any transferee or assignee thereof), as a result of any present or former connection between the Lender and the relevant taxing

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jurisdiction, other than any such connection arising solely from the Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Loan Agreement or the Note (all such Nonexcluded Taxes, "NON-EXCLUDED TAXES"). If the Borrower shall be required to deduct or withhold any Taxes from or in respect of any amount payable hereunder or under the Note,
(i) with respect to any Non-Excluded Taxes the amount payable shall be increased by the amount (an "ADDITIONAL AMOUNT") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.12) the Lender shall receive a net amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions or withholdings and (iii) the Borrower shall pay the full amount deducted or withheld to the relevant taxing jurisdiction in accordance with applicable law.

        (b) In addition, the Borrower agrees to pay to the relevant taxing authority in accordance with applicable law any current or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies (including, without limitation, mortgage recording taxes and similar fees) that arise from any payment made hereunder or under the Note, or from the execution, delivery or registration of, or otherwise with respect to, this Loan Agreement or under the Note, ("OTHER TAXES").

        (c) The Borrower will indemnify the Lender for the full amount of Non-Excluded Taxes (including Additional Amounts with respect thereto) and Other Taxes paid by the Lender as the case may be; PROVIDED, that such Lender shall have provided the Borrower with evidence, reasonably satisfactory to the Borrower, of payment of Non-Excluded Taxes or Other Taxes, as the case may be.

        (d) The Lender shall provide an IRS Form W-8 to the Borrower and any additional IRS Forms W-8 as may be requested from time to time by the Borrower.

        (e) As soon as practicable after the date of any payment of Taxes or Other Taxes by the Borrower to the relevant taxing authority, the Borrower shall deliver to the Lender, at its address referred to in Section 7.01, the original or a certified copy of the receipt issued by such taxing authority evidencing payment thereof.

        (f) Without prejudice to the survival of any other agreement contained herein, the agreements and obligations contained in this Section 2.12 shall survive the payment in full of the principal of and interest on the Loan.

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        (g) If the Lender claims any indemnity payment or Additional Amounts payable pursuant to this Section 2.12, it shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or Additional Amounts that may thereafter accrue and would not, in the sole determination of the Lender, be otherwise disadvantageous to the Lender.

        (h) Nothing contained in this Section 2.12 shall require the Lender (or any transferee) to make available any of its tax returns (or any other information that it deems to be confidential or proprietary).

                                    ARTICLE 3

                         REPRESENTATIONS AND WARRANTIES

        The Borrower makes each of the representations and warranties set forth in Section 3 of the Option Agreement, Section 8 of the Confirmation, Section
6.01 of the Security Agreement and Section 8.1 of the Stock Lending Agreement to the Lender as of the date hereof and as of each Drawing Date. The Borrower further acknowledges hereby that the representations and warranties made by the Borrower to the Lender in the Option Agreement, the Confirmation, the Security Agreement, the Stock Lending Agreement and any other Transaction Documents are true and correct at and as of even date herewith, as if made at and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date or a change therein permitted by this Loan Agreement.

                                    ARTICLE 4

                              CONDITIONS OF LENDING

        The obligations of the Lender to make the Loan hereunder are subject to the satisfaction of the following conditions on each Drawing Date:

        (a) The representations and warranties set forth in Article 3 shall be true and correct in all material respects on and as of each Drawing Date, except to the extent that such representations and warranties expressly relate to an earlier date or a change therein permitted by this Loan Agreement.

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        (b) The Borrower shall be in compliance in all material respects with all the terms and provisions contained in the Transaction Documents, and immediately after making the Draw, no Event of Default or Default shall have occurred and be continuing.

        (c) The Borrower has executed and delivered to the Lender, or an affiliate of the Lender, each of the Transaction Documents and each other document contemplated by the Transaction Documents, and each such document remains in full force and effect.

        (d) The Lender shall have received an Acknowledgment and Consent duly executed by each beneficial owner of the Borrower, each substantially in the form of Exhibit B hereto.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

        The Borrower covenants and agrees with the Lender that it will:

        SECTION 5.01. OBLIGATIONS AND TAXES. Comply in all material respects with its organizational documents and all applicable laws, rules, regulations and orders, pay or cause to be paid all of its indebtedness and other obligations promptly when due in accordance with their terms, and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it (except for any such amounts being contested in good faith).

        SECTION 5.02. LITIGATION AND OTHER NOTICES. Upon becoming aware of any of the following, give the Lender prompt written notice thereof:

        (a) the issuance by any governmental authority of any injunction, order or other restraint prohibiting, or having the effect of prohibiting, the performance of this Loan Agreement, any other Transaction Document, the maintaining of the Loan or any other Transaction or the initiation of any litigation, or any claim or controversy which may reasonably be expected to result in the initiation of any litigation, seeking any such injunction order or other restraint;

        (b) the filing or commencement of any action, suit or proceeding, whether at law or in equity or by or before any governmental authority, which may reasonably be expected to materially impair the right or the ability of the Borrower to perform its obligations under this Loan Agreement or any other Transaction

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Document, or materially and adversely affect the business, assets, properties, operations, prospects or condition, financial or otherwise, of the Borrower;

        (c) any Event of Default or Default, specifying the nature and extent thereof and the action (if any) which is proposed to be taken with respect thereto; and

        (d) any development in the business or affairs of the Borrower which has resulted in or which could, in the reasonable judgment of the Borrower, result in a material adverse change in the business, assets or properties of the Borrower.

        SECTION 5.03. FURTHER ASSURANCE. Execute any and all further documents, financing statements, agreements and instruments, and take all further actions (including filing Uniform Commercial Code financing statements, mortgages and other instruments), which may be required under applicable law, or which the Lender may reasonably request, in order to effectuate the Transactions and in order to grant, preserve, protect and perfect the validity and priority of the security interests created by the Security Documents.

        SECTION 5.04. NONPURPOSE CREDIT. Not use the proceeds of the Loan to purchase, carry or trade in any margin stock as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

                                    ARTICLE 6

                                EVENTS OF DEFAULT

        In case of the occurrence of an Event of Default the Lender may, upon notice to the Borrower,, declare the Note due and payable, PROVIDED that the Note shall immediately and automatically be due and payable upon the occurance of any Event of Default with respect to a Bankruptcy (as defined in Section 5(a)(vii) of the Option Agreement) relating to the Borrower; whereupon the principal of the Note, together with accrued interest thereon and any other fees and other liabilities of the Borrower accrued hereunder, shall become forthwith due and payable both as to principal and interest, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the Note or any other Transaction Document to the contrary notwithstanding.

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                                    ARTICLE 7

                                  MISCELLANEOUS

        SECTION 7.01. NOTICES. Notices and other communications provided for herein shall be delivered as specified in Section 12 of the Option Agreement.

        SECTION 7.02. SURVIVAL OF AGREEMENT. All covenants, agreements, representations and warranties made by the Borrower herein shall be considered to have been relied upon by the Lender and shall survive the making by the Lender of the Loan and the execution and delivery to the Lender of the Note and shall continue in full force and effect as long as the principal of or any accrued interest on the Note is outstanding and unpaid.

        SECTION 7.03. SUCCESSORS AND ASSIGNS.

        (a) Unless otherwise specified in the Confirmation, neither party may assign its rights and obligations hereunder save with the prior written consent of the other party and any purported assignment shall be void and of no effect; PROVIDED, HOWEVER, that Lender shall retain the right to assign its rights and delegate its obligations in respect of transactions hereunder to any of its affiliates, if the Lender assigns any of its rights under the Swap Agreement (as defined in the Security Agreement) to such affiliate; PROVIDED FURTHER, that such assignment will not cause Borrower to experience a material adverse tax consequence.

        SECTION 7.04. EXPENSES OF THE LENDER; INDEMNITY.

        (a) The Borrower agrees to indemnify the Lender, its directors, officers, employees, agents and affiliates against, and to hold the Lender and each such person harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against the Lender or any such persons arising out of, in any way in connection with, or as a result of any of the Transaction Documents; PROVIDED, HOWEVER, any such indemnity shall not apply to any such losses, claims, damages, liabilities or related expenses arising from the Lender's gross negligence or willful misconduct.

        (b) The provisions of this Section shall remain operative and in full force and effect regardless of the expiration of the term of this Loan Agreement, any of the other Transaction Documents or the invalidity or unenforceability of any term or provision of this Loan Agreement or any Transaction Document. All amounts due under this Section shall be payable on written demand therefor.

        SECTION 7.05. RIGHT OF SETOFF

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        (a) Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by it to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Loan Agreement and the other Transaction Documents, irrespective of whether or not the Lender shall have made any demand under this Loan Agreement or such other Transaction Document. The Lender agrees promptly to notify the Borrower after any such setoff and application made by it, but the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Lender may have.

        (b) In the event that an Early Termination Date occurs under the Option Agreement, Borrower shall have the right to offset any amounts owed by Lender to Borrower under the Option Agreement against amounts owed by Borrower to Lender under this Loan Agreement.

        SECTION 7.06. APPLICABLE LAW. This Loan Agreement and the Note shall be construed in accordance with and governed by the laws of the State of New York without regard to its choice of laws doctrine.

        SECTION 7.07. PAYMENTS ON BUSINESS DAYS. Should the principal of or interest on the Note, or any other amount payable hereunder, become due and payable on other than a Business Day, payment in respect thereof may be made on the next succeeding Business Day, and such extension of time shall in such case be included in computing interest, if any, in connection with such payment.

        SECTION 7.08. WAIVERS; AMENDMENTS. No failure or delay of the Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and not exclusive of any rights or remedies which it would otherwise have. No waiver of any provision of this Loan Agreement or the Note or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be in writing signed by the Lender, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on the Borrower in any case shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. No amendment to this Loan

                                       13
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Agreement shall be effective unless it is in writing and signed by the Lender and the Borrower.

        SECTION 7.09. CONSENT TO JURISDICTION. Each of the parties hereto irrevocably submits to the jurisdiction of the United States District Court for the Southern District of New York, any court in the State of New York located in the City and County of New York, and any appellate court from any thereof, in any action, suit or proceeding brought against it and related to or in connection with this Loan Agreement, the other Transaction Documents or the Transactions or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such suit or action or proceeding may be heard or determined in such New York State court or, to the extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. To the extent permitted by applicable law, each of the parties hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Loan Agreement or any of the other Transaction Documents or the subject matter hereof or thereof may not be litigated in or by such courts.

        SECTION 7.10. WAIVER OF JURY TRIAL. EXCEPT AS PROHIBITED BY LAW, EACH PARTY HERETO HEREBY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LOAN AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS.

        SECTION 7.11. SEVERABILITY. If anyone or more of the provisions contained in this Loan Agreement or in the Note should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable and the validity, legality and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

        SECTION 7.12. COUNTERPARTS. This Loan Agreement may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one contract.

        IN WITNESS WHEREOF, the Borrower and the Lender have caused this Loan Agreement to be duly executed as of the day and year first above written.

                                               DLJ CAYMAN ISLANDS, LDC

                                                By:
                                                   --------------------------
                                                   Name:
                                                   Title:

                                                   LIBERTY PCS TRUST

                                                    ---------------------------
                                                    By: M. LaVoy Robison,
                                                        in his capacity as
                                                        Trustee of the Liberty
                                                        PCS Trust

                             DLJ CAYMAN ISLANDS LDC
                           P.O. Box 707, West Bay Road
                               Grand Cayman B.W.I.

                                                                       EXHIBIT A

                  FORM OF AMENDED AND RESTATED PROMISSORY NOTE

Date: November 3, 2000

        FOR VALUE RECEIVED, the undersigned, LIBERTY PCS TRUST (the "MAKER") hereby promises to pay to DLJ CAYMAN ISLANDS, LDC (the "HOLDER"), or its registered successors or registered permitted assigns who are identified in the Maker's records as the owner of this Note, on the Maturity Date, the Outstanding Balance in lawful money of the United States of America in immediately available funds, and to pay interest on the principal amount hereof from time to time outstanding, in like funds, at the Interest Rate, payable from time to time pursuant to the terms of the Amended and Restated Loan Agreement (as defined below).

        This Note is the Note referred to in the Amended and Restated Loan Agreement dated as of November 3, 2000 (the "AMENDED AND RESTATED LOAN Agreement") between the Maker and DLJ Cayman Islands, LDC, as the same may be amended or modified from time to time and is subject in all respects to the terms and provisions thereof, is an amendment and restatement, in its entirety, of the Note (as defined in the Initial Loan Agreement) and is issued in replacement of, and not in payment of the Note (as defined in the Initial Loan Agreement). The Amended and Restated Loan Agreement contains additional rights of the holder hereof. Capitalized terms used but not defined herein have the meaning assigned thereto in the Amended and Restated Loan Agreement.

        This Note is subject to mandatory repayment, prior to maturity, in whole or in part, as provided in the Amended and Restated Loan Agreement. If an Event of Default occurs and is continuing, the principal and accrued interest hereon may be declared to be due and payable in the manner and with the effect provided in the Amended and Restated Loan Agreement.

        If the Maker shall default in the payment of the principal of or interest on the Loan or any other amount becoming due under the Amended and Restated Loan Agreement, by acceleration or otherwise, the Maker promises to pay interest on demand from time to time, to the extent permitted by law, on such defaulted amount up to (but not including) the date of actual payment.

        The Maker hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever, other than as expressly required by the Amended and Restated Loan Agreement. The nonexercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        This Note shall be construed in accordance with and governed by the laws of the State of New York (without regard to its choice of law doctrine) and any applicable laws of the United States of America. This Note is secured by and entitled to the benefits of the Security Documents.

                                                LIBERTY PCS TRUST

                                                ------------------------------
                                                By: M. LaVoy Robison
                                                    in his capacity as Trustee
                                                    of the Liberty PCS Trust

                                                                       EXHIBIT B

                      [FORM OF ACKNOWLEDGMENT AND CONSENT]

                      [LETTERHEAD OF THE BENEFICIAL OWNER]

                           ACKNOWLEDGMENT AND CONSENT

                                                                November 3, 2000

DLJ Cayman Islands, LDC
c/o Donaldson, Lufkin & Jenrette Securities Corporation
277 Park Avenue
New York, NY 10172

Dear Sirs:

        We understand that (i) Liberty PCS Trust ("COUNTERPARTY"), DLJ Cayman Islands, LDC ("DLJ") and Donaldson, Lufkin & Jemette Securities Corporation, as agent, are parties to a Confirmation (the "CONFIRMATION") dated June 29, 2000 which is deemed to supplement, form a part of, and be subject to a single standard form ISDA Master Agreement (together with the Confirmation, the "AGREEMENT"), (ii) Counterparty, DLJ and Wilmington Trust Company, lending agent, have entered into a Stock Lending Agreement (the "STOCK LENDING AGREEMENT") dated as of August 3, 2000, (iii) Counterparty, DLJ and Wilmington Trust Company, collateral agent and securities intermediary, have entered into a Security Agreement (the "SECURITY AGREEMENT") dated as of June 29, 2000, and amended and restated as of September 29,2000, and (iv) Counterparty and DLJ have entered into an Amended and Restated Loan Agreement (the "LOAN AGREEMENT") dated as of November 3, 2000. We have reviewed and are familiar with the terms of each of the Agreement, the Stock Lending Agreement, the Security Agreement and the Loan Agreement.

        We hereby acknowledge and consent to the Agreement, the Stock Lending Agreement, the Security Agreement and the Loan Agreement and to all of the transactions, obligations and deliveries contemplated by each of them (including without limitation any deliveries of securities or contractual rights made pursuant to the provisions of the Security Agreement concerning substitution of collateral).

        This Acknowledgment and Consent shall in all respects be construed in accordance with and governed by the laws of the State of New York without reference to choice of law doctrine.

                                                Very truly yours,

                                                [Benefical Owner]

                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

        I, _______________, the _______________ of ______________________, a
___________________ [corporation] (the "COMPANY") do hereby certify that
___________________is on the date hereof and has been at all times since ______,
_______ the duly elected or appointed, qualified and acting _______________ of the Company, and the signature set forth above is the genuine signature of such officer.

                                                By:
                                                   -----------------------------
                                                Name:
                                                TITLE: